UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 16, 2015
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FINJAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
 ____________________

Delaware	000-33304	20-4075963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 University Avenue, Suite 600, East Palo Alto, CA		94303
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 650-282-3228

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On July 16, 2015, Finjan Holdings, Inc. (“Finjan” or the “Company”) issued a press release announcing that Finjan filed a second lawsuit against Blue Coat Systems, Inc., asserting additional Finjan patents against new infringing Blue Coat products and services.

The Complaint (5:15-cv-03295, Docket No. 1), filed July 15, 2015, in the U.S. District Court for the Northern District of California, alleges that Blue Coat’s new products and services infringe Finjan’s U.S. Patent Numbers:

6,154,844 (the “’844 Patent”, issued 11/28/2000);
6,965,968 (the “’968 Patent”, issued 11/15/2005);
7,418,731 (the “‘731 Patent”, issued 8/26/2008);
8,079,086 (the “’086 Patent”, issued 12/13/2011);
8,225,408 (the “’408 Patent”, issued 7/17/2012);
8,566,580 (the “’580 Patent”, issued 10/22/2013); and
8,677,494 (the “’494 Patent”, issued 3/18/2014).

It was determined by Finjan that the patents listed were infringed after it had filed its first case against Blue Coat (5:13-cv-03999-BLF) on August 28, 2013.  Four patents, namely, the ‘086, the ‘408, the ‘580, and the ‘494 patents, are being asserted against Blue Coat for the first time.

The accused products include certain of Blue Coat’s ProxySG Appliances and Software, the ProxyAV Appliances and Software, and WebPulse Services, some of which Blue Coat recently launched.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated July 16, 2015, entitled “Finjan Files Second Lawsuit Against Blue Coat – Asserting Additional Finjan Patents Against New Infringing Blue Coat Products and Services.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINJAN HOLDINGS, INC.

Date: July 21, 2015	By:	/s/ Michael Noonan
Michael Noonan
Chief Financial Officer